UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010 (May 18, 2010)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of U. S. Physical Therapy, Inc. (the “Company”) was held on May 18, 2010.  At the Annual Meeting, the Company’s stockholders approved the three proposals which are described in detail in the Company’s definitive proxy statement dated April 9, 2010 (“Definitive Proxy”).  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

With respect to the election of directors, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors.  With respect to the approval of the Amended 2003 Plan (as detailed in, and a copy attached with the Definitive Proxy), votes abstaining had the same effect as votes against the Amended 2003 Plan. With respect to the approval of the Amended 2003 Plan and the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, broker non-votes did not have any affect on the outcome of the vote.

The results are as follows:

Proposal 1 - Election of ten directors to serve until the next annual meeting of stockholders.

		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Daniel C. Arnold	9,826,576	244,841	693,775
Christopher J. Reading	9,900,871	170,546	693,775
Lawrance W. McAfee	9,498,284	573,133	693,775
Mark J. Brookner	9,907,021	164,396	693,775
Bruce D. Broussard	9,824,287	247,130	693,775
Bernard A. Harris, Jr.	9,940,874	130,543	693,775
Marlin W. Johnston	9,904,451	166,966	693,775
Jerald L. Pullins	9,992,577	78,840	693,775
Regg E. Swanson	9,817,501	253,916	693,775
Clayton K. Trier	9,910,582	160,835	693,775

Proposal 2 - Approval of the Amended and Restated 2003 Stock Incentive Plan.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
8,054,333	2,011,421	5,663	693,775

Proposal 3 - Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010.

	Votes	Broker
Votes For	Against	Non-Votes
10,691,314	48,775	25,103

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 19, 2010	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)